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                          PRINCIPAL UNDERWRITING AGREEMENT

     THIS AGREEMENT is entered into on this 30th day of January, 1999 between LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("LLANY"), a life insurance company organized under the laws of the State of New York, on behalf of itself and the separate accounts established by LLANY pursuant to New York Insurance law and set forth in Schedule A hereto (each a "Separate Account" and collectively the "Separate Accounts"), and LINCOLN FINANCIAL ADVISORS CORPORATION ("LFA"), a corporation organized under the laws of the State of Indiana. Both LLANY and LFA are indirect subsidiaries of Lincoln National Corporation.

                                    WITNESSETH:

     WHEREAS, LLANY proposes to issue to the public certain variable annuity contracts and variable life insurance policies ("Contracts") and has, by resolution of its Board of Directors, authorized the creation of segregated investment accounts in connection therewith; and

     WHEREAS, LLANY has established each Separate Account for the purpose of issuing the Contracts and has registered each such Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, interests in the Separate Account portion of the Contracts to be issued by LLANY are registered (unless an exemption from registration is available) with the Commission under the Securities Act of 1933 as amended (the "1933 Act") for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

     WHEREAS, LFA is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member of the National Association of Securities Dealers, Inc., and proposes to enter into selling agreements for the distribution of said Contracts, as well as to sell said Contracts directly; and

     WHEREAS, LLANY desires to obtain the services of LFA as principal underwriter of the Contracts issued by LLANY through the Separate Accounts;

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, LLANY and LFA hereby agree as follows:

DUTIES OF LFA

     1. LFA will form a selling group by entering into selling group agreements with broker-dealers which have as associated individuals persons who are licensed to sell insurance pursuant to the laws of the state of New York, or any other state in which LLANY determines to issue Contracts ("Relevant State"), and appointed by LLANY to distribute the Contracts which

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are issued by LLANY through the Separate Accounts and interests in the
Separate Account portion of which are registered (unless an exemption from registration is available) with the Commission under the 1933 Act for offer and sale to the public.

     2. LFA will enter into and maintain a selling group agreement on behalf of itself and LLANY with each broker-dealer (which has as associated persons individuals who are licensed to sell insurance pursuant to the laws of the state of New York or any Relevant State and appointed by LLANY to distribute the Contracts) joining such selling group ("member"). An executed copy of each such selling group agreement will be provided to LLANY. Any such selling group agreement will expressly be made subject to this Agreement. Any such selling group agreement will provide: (i) that each member will distribute the Contracts only in New York or any Relevant State in which the Contracts may be legally sold and only through duly licensed registered representatives of the members who are fully licensed and appointed with LLANY to sell the Contracts in New York or any Relevant State; (ii) that all applications and initial and subsequent payments under the Contracts collected by the member will be forwarded promptly by the member to LLANY or its designee at such address as it may from time to time designate; and; (iii) that each member will comply with all applicable federal and state laws, rules and regulations in the sale of the Contracts.

     3. LFA will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts or the mutual funds available as funding options under the Contracts ("Funds") if, to its knowledge, it misstates any of the foregoing relating to the duties, obligations or liabilities of LLANY or LFA. LFA will be responsible for filing sales literature and advertising material, if necessary, with appropriate federal regulatory authorities, including the NASD Regulation, Inc. and the National Association of Securities Dealers, Inc. (collectively "NASD").

     4    LFA shall not be responsible for (I) taking or transmitting applications for the Contracts; (ii) examine or inspecting risks or approving, issuing or delivering Contracts; (iii) receiving, collecting or transmitting payments; (iv) assisting in the completion of applications for Contracts; and
(v) otherwise offering and selling Contracts directly to the public, except insofar as LFA shall sell Contracts directly through its own associated persons.

     5. LFA will advise LLANY immediately upon LFA becoming aware of: (a) any request by the Commission for amendment of the registration statement relating to the Contracts or the Funds or for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Funds or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Funds of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Funds or which requires the making of a change therein in order to make any statement made therein not misleading.

DUTIES OF LLANY

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     6.   LLANY or its agent will receive and process applications and premium payments in accordance with the terms of the Contracts. All applications for Contracts are subject to acceptance or rejection by LLANY in its sole discretion. LLANY will inform LFA of any such rejection and the reason therefor.

     7. LLANY will be responsible for filing the Contracts, applications, forms, sales literature and advertising material, where necessary, with appropriate insurance regulatory authorities. LLANY will use reasonable efforts to provide information and marketing assistance to the members, including preparing and providing members with advertising materials and sales literature, and providing members with current prospectuses of the Contracts and of the underlying Funds. LLANY will use reasonable efforts to ensure that members deliver to customers and prospective customers only the currently effective prospectuses of the Contracts and the Funds. LFA and LLANY will cooperate in the development of advertising and sales literature, as each may request the other. LLANY will deliver to members, and use reasonable efforts to ensure that members use, only sales literature and advertising material which conforms to the requirements of federal and state laws and regulations and which has been authorized by LLANY and LFA.

     8. LLANY will furnish to LFA such information with respect to the Separate Account and Contracts in such form and signed by such of its officers as LFA may reasonably request, and will warrant that the statements therein contained when so signed will be true or correct. LLANY will advise LFA immediately of: (a) any request by the Commission for amendment of the registration statement relating to the Contracts or any Fund or for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement for the Contracts or of any Fund or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation, hearing or other action involving the offer or sale of the Contracts or the Funds of which it becomes aware; (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement for the Contracts or any Fund or which requires the making of a change therein in order to make any statement made therein not misleading.

     9. LLANY will use reasonable efforts to register for sale an indefinite amount of securities under the 1933 Act pursuant to Rule 24f-2 under the 1940 Act, and, should it ever be required, under state securities laws and to file for approval under state insurance laws when necessary. LLANY will maintain the registration of each Separate Account under the 1940 Act and of its securities under the 1933 Act.

     10. LLANY will pay to members of the selling group such commissions on behalf of and as agent of LFA, as are from time to time set forth in selling group agreements. LLANY shall pay such commissions and service fees in compliance with applicable state insurance laws, applicable federal securities laws and the rules and regulations of the NASD. Such selling group agreements shall provide for the return of sales commissions by the members to LLANY if Contracts are tendered for redemption to LLANY in accordance with the right to examine or similarly worded provision in the Contracts.

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     11. LLANY will bear its expenses of providing services under this
Agreement, including but not limited to, the cost of preparing (including typesetting costs), printing and mailing of prospectuses of the Contracts to Contract owners, expenses and fees of registering or qualifying the Contracts or interests therein and the Separate Account under federal or state laws, and any expenses incurred by its employees in assisting LFA in performing its duties hereunder. LLANY will reimburse LFA for its services and for the services of its salaried employees, and provide reimbursement for its charges and expenses.

WARRANTIES

     12. LLANY represents and warrants to LFA that (i) registration statements (including amendments thereto) under the 1933 Act and under the 1940 Act with respect to the Contracts and the Separate Accounts have been filed with the Commission in the form previously delivered to LFA, and copies of any and all amendments thereto will be forwarded to LFA at the time that they are filed with the Commission; (ii) the registration statements and any amendments or supplements thereto which have become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to LLANY by LFA expressly for use therein; (iii) LLANY is validly existing as a stock life insurance company in good standing under the laws of the State of New York, with power (corporate or other) to own its properties and conduct its business as described in the prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; (vi) the Contracts to be issued through the Separate Accounts have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the prospectus and in the Contracts, will be duly and validly issued and conform to the description of such Contracts contained in the prospectus relating thereto;
(vi) LLANY will only accept applications submitted by and pay commissions to persons who, to the best of LLANY's knowledge, are appropriately licensed to offer and sell the Contracts in a manner as to comply with the state insurance laws; (vi) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which LLANY is a party or by which LLANY is bound, LLANY's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LLANY or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by LLANY of the transactions contemplated by this Agreement; and (vii) there are no material legal or governmental proceedings pending to which LLANY or any Separate Account is a party or of which any property of LLANY or any Separate Account is subject, other than litigation incidental to the

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kind of business conducted by LLANY which, if determined adversely to LLANY, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of LLANY.

13. LFA represents and warrants to LLANY that: (i) it is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer; (ii) the performance of its duties under this Agreement by LFA will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which LFA is a party or by which LFA is bound, the Certificate of Incorporation or By-Laws of LFA, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LFA or its property; and (iii) it will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by LLANY that the subject registration statements have been declared effective and the Contracts have been released for sale by LLANY, and that such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by LLANY;
(iv) it will comply in all material respects with the requirements of state broker-dealer regulations and the 1934 Act as each applies to LFA and shall conduct its affairs in accordance with the Rules of the NASD; and (v) any information furnished in writing by LFA to LLANY for use in the registration statement for the Contracts will not result in the registration's failing to conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

MISCELLANEOUS

     14. LFA shall maintain and preserve for the periods prescribed by law or other agreement such accounts, books and other documents as are required of it by applicable law and regulation. The books, records and accounts of LLANY, of each Separate Account and LFA as to all transactions hereunder shall be maintained such that they clearly and accurately disclose the nature and details of such transaction, including such accounting information as is necessary to support the reasonableness of the amounts to be paid by LLANY.

     15. LFA makes no representation or warranty regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. LFA does, however, represent that will actively engage in its duties under this Agreement on a continuous basis while the Agreement is in effect.

     16. LFA may act as principal underwriter, sponsor, distributor or dealer for issuers other than LLANY or its affiliates in connection with mutual funds or insurance products and otherwise.

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     17.  Nothing in this Agreement shall obligate LLANY to appoint any member or representative of a member its agent for purposes of the distribution of the Contracts. Nothing in this Agreement shall be construed as requiring LFA to effect sales of the Contracts directly to the public or act as an insurance agent or insurance broker on behalf of LLANY for purposes of state insurance laws.

     18. LFA agrees to indemnify LLANY (or any control person, shareholder, director, officer or employee of LLANY) for any liability incurred (including costs relating to defense of any action) arising out of any action) arising out of any LFA act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of LLANY or from the reckless disregard by LLANY of the duties and obligations arising under this Agreement.

     19. LLANY agrees to indemnify LFA (or any control person, shareholder, director, officer or employee of LFA) for any liability incurred (including costs relating to defense of any action) arising out of any LLANY act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith and gross negligence of LFA or from the reckless disregard by LFA of the duties and obligations arising this Agreement.

     20. This Agreement will terminate automatically upon its assignment, as that term is defined in the 1940 Act. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate, without the payment of any penalty by either party:

    a.  at the option of LLANY upon six months advance written notice to LFA; or
    b.  at the option of LFA upon six months advance written notice to LLANY; or
    c. at the option of LLANY upon institution of formal proceedings against LFA by regulatory body;
    d. at the option of LF A upon the institution of formal proceedings against LLANY by the Department of Insurance of a state or any other federal or state regulatory body;
    e.  as otherwise required by the Investment Company Act of 1940;
    f. at the option of either party upon the termination of the Administrative Service Agreement(s) entered into between the Lincoln National Life Insurance Company and the UNUM Life Insurance Company of America and/or affiliates of each.

     21. Each notice required by this Agreement shall be given in writing and delivered by certified mail-return receipt requested.

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     22.  This agreement shall be subject to the laws of the State of New York and construed so as to interpret the Contracts as insurance products written within the business operation of LLANY.

     23. This Agreement covers and includes all agreements, oral and written (expressed or implied) between LLANY and LFA with regard to the marketing and distribution of the Contracts, and supersedes any and all Agreements between the parties with respect to the subject matter of this Agreement.

     24. This Agreement may be amended from time to time by mutual agreement and consent of the undersigned parties, provided such amendment is in writing and duly executed.

     25. Schedule A hereto may be amended unilaterally by LLANY from time to time by written notice to LFA.

This Agreement shall become effective on January 30, 1999

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and attested on the date first stated above.

                                   LINCOLN LIFE & ANNUITY COMPANY
                                   OF NEW YORK

Attest:

                                   By:
------------------------------        --------------------------------

                                   LINCOLN FINANCIAL ADVISORS CORPORATION

Attest:
                                   By:
------------------------------        --------------------------------

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                                     SCHEDULE A
                     LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                 SEPARATE ACCOUNTS


Lincoln Life & Annuity Variable Annuity Account L
(Group Variable Annuity I)
Established 7/24/96

Lincoln Life & Annuity Variable Annuity Account L
(Group Variable Annuity II)
Established 7/24/96

Lincoln Life & Annuity Variable Annuity Account L
(Group Variable Annuity III)
Established 7/24/96

Lincoln Life & Annuity Flexible Premium Variable Life Account J
Established 8/4/97

Lincoln Life & Annuity Flexible Premium Variable Life Account M
Established 11/24/97

LLANY Account Q for Variable Annuities
Established 1/29/98

LLANY Separate Account R for Flexible Premium Variable Life Insurance Established 1/29/98

LLANY Separate Account S for Flexible Premium Variable Life Insurance Established 11/2/98